SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2016

TOTAL REVENUE OF $70.7 MILLION

CAMARILLO, CA March 9, 2017 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2016.

Fourth Quarter 2016 Results

For the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015:

Consolidated

•

Total revenue increased 2.2% to $70.7 million from $69.1 million;

•

Total operating expenses increased 12.3% to $67.2 million from $59.9 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 0.6% to $55.5 million from $55.8 million;

•

Operating income decreased to $3.5 million from $9.3 million;

•

Net income decreased to $3.0 million, or $0.11 net income per diluted share from $5.3 million, or $0.20 net income per diluted share;

•

EBITDA (1) decreased to $9.8 million from $16.4 million;

•

Adjusted EBITDA (1) increased 14.1% to $15.2 million from $13.3 million;

•

Net cash provided by operating activities increased 15.5% to $12.4 million from $10.7 million; and

•

Adjusted Free Cash Flow (1) increased 33.8% to $9.6 million from $7.2 million.

Broadcast

•

Net broadcast revenue increased 1.3% to $52.2 million from $51.6 million;

•

Station Operating Income (“SOI”) (1) decreased 1.9% to $15.4 million from $15.7 million;

•

Same Station (1) net broadcast revenue increased 0.3% to $51.7 million from $51.5 million; and

•

Same Station SOI (1) decreased 1.3% to $15.6 million from $15.8 million.

Digital Media

•

Digital media revenue increased 6.9% to $12.7 million from $11.9 million; and

•

Digital Media Operating Income (1) increased 24.7% to $3.2 million from $2.6 million.

Publishing

•

Publishing revenue was consistent at $5.7 million; and

•

Publishing Operating Loss (1) decreased to $0.5 million from $1.2 million.

Included in the results for the quarter ended December 31, 2016 are:

•

A $6.5 million ($3.9 million, net of tax, or $0.15 per share) impairment of indefinite-lived long-term assets related to the company’s broadcast licenses in the Cleveland, Detroit, Dallas and Portland markets;

•

A $0.5 million ($0.3 million, net of tax, or $0.1 per share) impairment of indefinite-lived long-term assets related to the company’s mastheads within Salem Publishing;

•

A $0.2 million ($0.1 million net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters, Daily Devotional and Turner Investment acquisitions;

•

A $0.1 million gain on bargain purchase for KXFN-AM in St. Louis, Missouri; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options primarily consisting of corporate expenses.

Included in the results for the quarter ended December 31, 2015 are:

•

A $0.9 million ($0.6 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.4 million ($0.3 million, net of tax, or $0.1 per share) impairment of goodwill related to our Singing News Network (formerly Solid Gospel Network) entity;

•

A $1.4 million ($0.8 million, net of tax, or $0.03 per diluted share) gain on bargain purchase including $0.8 million for WSDZ-AM in St. Louis, Missouri, $0.3 million for KDIZ-AM in Minneapolis, Minnesota,  and $0.3 million for WWMI-AM in Tampa, Florida; and

•

A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,101,172 diluted weighted average shares for the quarter ended December 31, 2016, and 25,893,015 diluted weighted average shares for the quarter ended December 31, 2015.

Year to Date 2016 Results

For the twelve months ended December 31, 2016 compared to the twelve months ended December 31, 2015:

Consolidated

•

Total revenue increased 3.2% to $274.3 million from $265.8 million;

•

Total operating expenses increased 5.8% to $246.2 million from $232.8 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) increased 3.6% to $223.2 million from $215.3 million;

•

Operating income decreased 15.0% to $28.1 million from $33.0 million;

•

Net income decreased to $8.9 million, or $0.34 net income per diluted share from $11.2 million, or $0.43 per diluted share;

•

EBITDA (1) decreased 10.5% to $45.7 million from $51.0 million;

•

Adjusted EBITDA (1) increased 1.4% to $51.1 million from $50.4 million;

•

Net cash provided by operating activities increased 7.6% to $38.9 million from $36.1 million, and

•

Adjusted Free Cash Flow (1) increased 2.3% to $27.6 million from $27.0 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $202.0 million from $197.2 million;

•

SOI (1) decreased 1.1% to $55.7 million from $56.4 million;

•

Same Station (1) net broadcast revenue increased 1.2% to $199.4 million from $197.0 million; and

•

Same Station SOI (1) decreased 0.7% to $56.1 million from $56.5 million.

Digital Media

•

Digital media revenue increased 4.5% to $46.8 million from $44.8 million; and

•

Digital Media Operating Income (1) increased 11.8% to $10.5 million from $9.4 million.

Publishing

•

Publishing revenue increased 7.1% to $25.5 million from $23.8 million; and

•

Publishing Operating Loss (1) decreased to $0.7 million from $0.9 million.

Included in the results for the twelve months ended December 31, 2016 are:

•

A $6.5 million ($3.9 million, net of tax, or $0.15 per share) impairment of indefinite-lived long-term assets related to the company’s broadcast licenses in the Cleveland, Dallas, Detroit and Portland markets;

•

A $0.5 million ($0.3 million, net of tax, or $0.1 per share) impairment of indefinite-lived long-term assets related to the company’s mastheads within Salem Publishing;

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $1.9 million ($1.1 million, net of tax, or $0.04 per diluted share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site and a $0.7 million gain from a land easement in South Carolina offset by a $0.4 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to various fixed asset disposals;

•

A $1.6 million (or $0.06 per share) increase in the deferred tax valuation allowance;

•

A $0.7 million ($0.4 million, net of tax, or $0.02 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters, Daily Devotional and Turner Investment acquisitions;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•

A $0.1 million gain on bargain purchase for KXFN-AM in St. Louis, Missouri; and

•

A $0.6 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Included in the results for the twelve months ended December 31, 2015 are:

•

A $1.7 million ($1.0 million, net of tax, or $0.04 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com, Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions;

•

A $0.4 million ($0.3 million, net of tax, or $0.1 per share) impairment of goodwill related to the Singing News Network (formerly Solid Gospel Network) entity;

•

A $0.2 million pre-tax loss ($0.1 million, net of tax) on disposals of assets primarily associated with the relocation of the office and studio in the Seattle market;

•

A $1.4 million ($0.8 million, net of tax, or $0.03 per diluted share) gain on bargain purchase including $0.8 million for WSDZ-AM in St. Louis, Missouri, $0.3 million for KDIZ-AM in Minneapolis, Minnesota,  and $0.3 million for WWMI-AM in Tampa, Florida; and

•

A $0.8 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.5 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Digital media operating expenses; and

o

the remainder included in publishing operating expenses.

Per share numbers are calculated based on 26,034,990 diluted weighted average shares for the twelve months ended December 31, 2016, and 25,887,819 diluted weighted average shares for the twelve months ended December 31, 2015.

Balance Sheet

As of December 31, 2016, the company had $263.0 million outstanding on the Term Loan B and $0.5 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 4.96 versus a compliance covenant ratio of 6.00.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2016:

•

On March 1, 2017, the company closed on the acquisition of an FM translator in Roseburg, Oregon for $45,000 in cash.  The FM translator will be used in its Portland, Oregon market.

•

On January 16, 2017, the company closed on the acquisition of an FM translator in Astoria, Florida for $33,000 in cash.  The FM translator will be relocated to the Seattle, Washington market for use by its KGNW-AM radio station.

•

On January 6, 2017, the company closed on the acquisition of an FM translator construction permit in Mohave Valley, Arizona for $20,000 in cash.  The FM translator will be relocated to the San Diego, California market for use by its KCBQ-AM radio.

•

On December 31, 2016, the company closed on the acquisition of an FM translator in Aurora, Florida for $50,000 in cash.  The FM translator will be used by its WHIM-AM radio station in Miami, Florida.

•

On December 31, 2016, the company closed on the acquisition of an FM translator in Port St. Lucie, Florida for $50,000 in cash.  The FM translator will be used by its WLCC-AM radio station in Tampa, Florida.

•

On December 14, 2016, the company closed on the acquisition of an FM translator in Rhinelander, Wisconsin for $50,000 in cash.  The FM translator will be used by its WWTC-AM radio station in Minneapolis, Minnesota.

•

On December 8, 2016, the company closed on the acquisition of an FM translator in Little Fish Lake Valley, California for $44,000 in cash.  The FM translator will be used by its KFIA-AM radio station in Sacramento, California.

•

On December 1, 2016, the company closed on the acquisition of an FM translator in Lake Placid, Florida for $35,000 in cash.  The FM translator will be used by its WTLN-AM radio station in Orlando, Florida.

•

On December 1, 2016, the company acquired ChristianConcertAlerts.com for $0.2 million, of which $0.1 million was paid in cash upon close with the remaining $50,000 being due in two installments within the next year.

•

On November 22, 2016, the company closed on the acquisition of two FM translator construction permits in Lahaina, Hawaii and Kihei, Hawaii for $110,000 in cash.  The FM translators will be used by its KHNR-AM and KGU-AM radio stations in Honolulu, Hawaii.

•

On November 22, 2016, the company closed on the acquisition of an FM translator in Crested Butte, Colorado for $38,500 in cash.  The FM translator will be used by its KZNT-AM radio station in Colorado Springs, Colorado.

•

On November 21, 2016, the company closed on the acquisition of an FM translator in Dansville, New York for $75,000 in cash.  The FM translator will be used by its WMCA-AM radio station in New York, New York.

•

On November 21, 2016, the company closed on the acquisition of an FM translator in Carbondale, Pennsylvania for $75,000 in cash.  The FM translator will be used by its WPGP-AM radio station in Pittsburgh, Pennsylvania.

•

On November 11, 2016, the company closed on the acquisition of an FM translator construction permit in Kingsville, Texas for $50,000 in cash.  The FM translator will be used by its KNTH-AM radio station in Houston, Texas.

•

On November 7, 2016, the company closed on the acquisition of an FM translator in Sebring, Florida for $77,000 in cash.  The FM translator will be used by its WKAT-AM radio station in Miami, Florida.

•

On October 20, 2016, the company closed on the acquisition of radio station KXFN-AM in St. Louis, Missouri for $190,000 in cash.  The station was dark upon closing and launched on December 29, 2016.

•

On October 20, 2016, the company closed on the acquisition of three FM translator construction permits for $155,000 in cash. The FM translator construction permits were based in Angola, Indiana, Cofax, Indiana and Battle Creek, Michigan and will be used by WHK-AM and WHKW-AM, its radio stations in Cleveland, Ohio and WSDZ-AM its radio station in St. Louis, Missouri.

•

On October 19, 2016, the company closed on the acquisition of an FM translator construction permit in Palm Coast, Florida for $65,000 in cash from a related party.  The FM translator will be used by its WTWD-AM radio station in Tampa, Florida.

•

On October 17, 2016, the company purchased Historyonthenet.com and Authentichistory.com for $0.1 million.

•

On October 12, 2016, the company closed on the acquisition of an FM translator in Lake City, Florida for $65,000 in cash from a related party.  The FM translator will be used by its WBZW-AM radio station in Orlando, Florida.

•

In November 2016, the company entered an agreement with Word Broadcasting Network to transfer the operation of its Louisville radio stations (WFIA-AM; WFIA-FM; WGTK-AM) under a twenty-four month Time Brokerage Agreement effective as of January 3, 2017.  The company received $0.5 million of cash from Word Broadcasting Network associated with an option for them to purchase these stations.

Conference Call Information

Salem will host a teleconference to discuss its results on March 9, 2017 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2016 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through March 19, 2017 and can be heard by dialing (877) 660-6853, passcode 13654863 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

First Quarter 2017 Outlook

For the first quarter of 2017, the company is projecting total revenue to be between flat and an increase of 2% over first quarter 2016 total revenue of $64.6 million.  The company is also projecting operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between flat and an increase of 3% compared to the first quarter of 2016 operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration,  depreciation expense and amortization expense of $54.1 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and/or operates 118 radio stations, with 73 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include RedState.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and HumanEvents.com.

Salem’s Regnery Publishing unit, with a nearly 70-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™ and Hillcrest Media, Salem Author Services, collectively, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry and Bob Carlson, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other financial websites include EagleDailyInvestor.com, DividendYieldHunter and ETFU.com.

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

Evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

 Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements.  The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release.  The company closely monitors EBITDA, Adjusted EBITDA, Credit Agreement Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Loss, and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures.  The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance.  These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses.  The company defines Publishing Operating Loss as net Publishing Revenue minus Publishing Operating Expenses.  The company defines EBITDA as net income before interest, taxes, depreciation, and amortization.  The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  The company defines Credit Agreement Adjusted EBITDA as Adjusted EBITDA plus adjustments permitted under the terms of the company’s senior credit facility.  SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters.  SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP.  The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses.  Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year.  The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business.  The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format.  The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP.  The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation.  The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)
Net broadcast revenue	$51,575	$52,248	$197,184	$202,016
Net digital media revenue	11,902	12,721	44,761	46,777
Net publishing revenue	5,670	5,726	23,842	25,528
Total revenue	69,147	70,695	265,787	274,321
Operating expenses:
Broadcast operating expenses	35,861	36,828	140,819	146,283
Digital media operating expenses	9,299	9,475	35,380	36,290
Publishing operating expenses	6,842	6,258	24,774	26,209
Unallocated corporate expenses	3,940	3,066	15,146	14,994
Change in the estimated fair value of contingent earn-out consideration	(923)	(231)	(1,715)	(689)
Depreciation and amortization	4,399	4,653	17,741	17,276
Impairment of long-lived assets	—	—	—	700
Impairment of indefinite-lived long-term assets other than goodwill	—	7,041	—	7,041
Impairment of goodwill	439	32	439	32
Impairment of amortizable intangible assets	—	8	—	8
(Gain) loss on the sale or disposal of assets	25	107	181	(1,901)
Total operating expenses	59,882	67,237	232,765	246,243
Operating income	9,265	3,458	33,022	28,078
Other income (expense):
Interest income	2	2	8	6
Interest expense	(3,851)	(3,686)	(15,429)	(14,938)
Change in the fair value of interest rate swap	1,213	1,610	(1,273)	285
Gain on bargain purchase	1,357	95	1,357	95
Loss on early retirement of long-term debt	—	(55)	(41)	(87)
Net miscellaneous income and expense	193	(1)	201	6
Income from operations before income taxes	8,179	1,423	17,845	13,445
Provision for (benefit from) income taxes	2,924	(1,549)	6,695	4,572
Net income	$5,255	$2,972	$11,150	$8,873

Basic earnings per share Class A and Class B common stock	$0.20	$0.11	$0.43	$0.34
Diluted earnings per share Class A and Class B common stock	$0.20	$0.11	$0.43	$0.34

Distributions per share Class A and Class B common stock	$0.06	$0.07	$0.26	$0.26

Basic weighted average Class A and Class B common stock shares outstanding	25,471,342	25,826,230	25,426,732	25,669,538
Diluted weighted average Class A and Class B common stock shares outstanding	25,893,015	26,101,172	25,887,819	26,034,990

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	December 31, 2016

Assets
Cash	$98	$130
Trade accounts receivable, net	37,181	37,260
Deferred income taxes	9,813	9,411
Other current assets	10,859	8,708
Property and equipment, net	105,483	102,790
Intangible assets, net	429,908	428,870
Deferred financing costs	151	82
Other assets	2,673	3,017
Total assets	$596,166	$590,268

Liabilities and Stockholders’ Equity
Current liabilities	$44,806	$39,140
Long-term debt and capital lease obligations	269,093	261,084
Fair value of interest rate swap	798	514
Deferred income taxes	57,082	60,769
Other liabilities	14,566	14,915
Stockholders’ Equity	209,821	213,846
Total liabilities and stockholders’ equity	$596,166	$590,268

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$59,882	$67,237	$232,765	$246,243
Less depreciation and amortization expense	(4,399)	(4,653)	(17,741)	(17,276)
Less change in estimated fair value of contingent earn-out consideration	923	231	1,715	689
Less impairment of long-lived assets	—	—	—	(700)
Less impairment of indefinite-lived long-term assets other than goodwill	—	(7,041)	—	(7,041)
Less impairment of goodwill	(439)	(32)	(439)	(32)
Less impairment of amortizable intangible assets	—	(8)	—	(8)
Less (gain) loss on the sale or disposal of assets	(25)	(107)	(181)	1,901
Less stock-based compensation expense	(114)	(124)	(771)	(582)
Total Recurring Operating Expenses	$55,828	$55,503	$215,348	$223,194

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$51,575	$52,248	$197,184	$202,016
Net broadcast revenue – acquisitions	(12)	(503)	(105)	(2,522)
Net broadcast revenue – format change	(29)	(45)	(107)	(115)
Net broadcast revenue – Same Station	$51,534	$51,700	$196,972	$199,379

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$35,861	$36,828	$140,819	$146,283
Broadcast operating expenses – acquisitions	(32)	(630)	(140)	(2,843)
Broadcast operating expenses – format change	(57)	(50)	(192)	(142)
Broadcast operating expenses – Same Station	$35,772	$36,148	$140,487	$143,298

Reconciliation of SOI to Same Station SOI
Station Operating Income	$15,714	$15,420	$56,365	$55,733
Station operating loss – acquisitions	20	127	35	321
Station operating income – format change	28	5	85	27
Station Operating Income – Same Station	$15,762	$15,552	$56,485	$56,081

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$51,575	$52,248	$197,184	$202,016
Less broadcast operating expenses	(35,861)	(36,828)	(140,819)	(146,283)
Station Operating Income	$15,714	$15,420	$56,365	$55,733

Net digital media revenue	$11,902	$12,721	$44,761	$46,777
Less digital media operating expenses	(9,299)	(9,475)	(35,380)	(36,290)
Digital Media Operating Income	$2,603	$3,246	$9,381	$10,487

Net publishing revenue	$5,670	$5,726	$23,842	$25,528
Less publishing operating expenses	(6,842)	(6,258)	(24,774)	(26,209)
Publishing Operating Loss	$(1,172)	$(532)	$(932)	$(681)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization.  The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure.  EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc. Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)
Net income	$ 5,255	$ 2,972	$ 11,150	$ 8,873
Plus interest expense, net of capitalized interest	3,851	3,686	15,429	14,938
Plus provision for (benefit from) income taxes	2,924	(1,549)	6,695	4,572
Plus depreciation and amortization	4,399	4,653	17,741	17,276
Less interest income	(2)	(2)	(8)	(6)
EBITDA	$ 16,427	$ 9,760	$ 51,007	$ 45,653

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense.  The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure.  Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

The company defines Credit Agreement Adjusted EBITDA (1) as Adjusted EBITDA (1) plus adjustments permitted under the terms of the company’s senior credit facility.  The table below presents a reconciliation of Credit Agreement Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure.  Credit Agreement Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)
Net income	$ 5,255	$ 2,972	$ 11,150	$ 8,873
Plus interest expense, net of capitalized interest	3,851	3,686	15,429	14,938
Plus provision for (benefit from) income taxes	2,924	(1,549)	6,695	4,572
Plus depreciation and amortization	4,399	4,653	17,741	17,276
Less interest income	(2)	(2)	(8)	(6)
EBITDA	$ 16,427	$ 9,760	$ 51,007	$ 45,653
Plus gain (loss) on the sale or disposal of assets	25	107	181	(1,901)
Plus change in the estimated fair value of contingent earn-out consideration	(923)	(231)	(1,715)	(689)
Plus changes the fair value of interest rate swap	(1,213)	(1,610)	1,273	(285)
Plus impairment of long-lived assets	—	—	—	700
Plus impairment of indefinite-lived long-term assets other than goodwill	—	7,041	—	7,041
Plus impairment of goodwill	439	32	439	32
Plus impairment of amortizable intangible assets	—	8	—	8
Plus gain on bargain purchase	(1,357)	(95)	(1,357)	(95)
Plus net miscellaneous income and expenses	(193)	1	(201)	(6)
Plus loss on early retirement of long-term debt	—	55	41	87
Plus non-cash stock-based compensation	114	124	771	582
Adjusted EBITDA	$ 13,319	$ 15,192	$ 50,439	$ 51,127
Adjustments per Credit Agreement	1,062	1,131	847	2,169
Credit Agreement Adjusted EBITDA	$ 14,381	$ 16,323	$ 51,286	$ 53,296

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest.  A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure.  Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.
Supplemental Information
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
	(Unaudited)
Net cash provided by operating activities	$ 10,698	$ 12,357	$ 36,130	$ 38,866
Non-cash stock-based compensation	(114)	(124)	(771)	(582)
Tax benefit related to stock options exercised	(19)	9	(133)	(255)
Depreciation and amortization	(4,399)	(4,653)	(17,741)	(17,276)
Amortization of deferred financing costs	(157)	(156)	(628)	(631)
Accretion of financing items	(48)	(51)	(188)	(206)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(63)	(15)	(349)	(70)
Provision for bad debts	13	(253)	(1,733)	(941)
Deferred income taxes	(2,824)	1,595	(6,313)	(4,089)
Impairment of long-lived assets	—	—	—	(700)
Impairment of indefinite-lived long-term assets other than goodwill	—	(7,041)	—	(7,041)
Impairment of goodwill	(439)	(32)	(439)	(32)
Impairment of amortizable intangible assets	—	(8)	—	(8)
Change in the fair value of interest rate swap	1,213	1,610	(1,273)	285
Change in the estimated fair value of contingent earn-out consideration	923	231	1,715	689
(Gain) loss on the sale or disposal of assets	(25)	(107)	(181)	1,901
Gain on bargain purchase	1,357	95	1,357	95
Loss on early retirement of debt	—	(55)	(41)	(87)
Changes in operating assets and liabilities:
Accounts receivable	265	548	(1,461)	(4,236)
Inventories	(180)	(76)	307	(223)
Prepaid expenses and other current assets	(1,339)	(716)	705	2
Accounts payable and accrued expenses	1,066	376	6,482	819
Deferred revenue	(13)	(338)	72	4,106
Deferred rent	(332)	(147)	(3,745)	(1,330)
Other liabilities	(255)	(33)	(703)	(33)
Income taxes payable	(73)	(44)	81	(150)
Net income	$ 5,255	$ 2,972	$ 11,150	$ 8,873
Plus interest expense, net of capitalized interest	3,851	3,686	15,429	14,938
Plus provision for (benefit from) income taxes	2,924	(1,549)	6,695	4,572
Plus depreciation and amortization	4,399	4,653	17,741	17,276
Less interest income	(2)	(2)	(8)	(6)
EBITDA	$ 16,427	$ 9,760	$ 51,007	$ 45,653
Plus gain (loss) on the sale or disposal of assets	25	107	181	(1,901)
Plus change in the estimated fair value of contingent earn-out consideration	(923)	(231)	(1,715)	(689)
Plus changes the fair value of interest rate swap	(1,213)	(1,610)	1,273	(285)
Plus impairment of long-lived assets	—	—	—	700
Plus impairment of indefinite-lived long-term assets other than goodwill	—	7,041	—	7,041
Plus impairment of goodwill	439	32	439	32
Plus impairment of amortizable intangible assets	—	8	—	8
Plus gain on bargain purchase	(1,357)	(95)	(1,357)	(95)
Plus net miscellaneous income and expenses	(193)	1	(201)	(6)
Plus loss on the early retirement of long-term debt	—	55	41	87
Plus non-cash stock-based compensation	114	124	771	582
Adjusted EBITDA	$ 13,319	$ 15,192	$ 50,439	$ 51,127
Less net cash paid for capital expenditures (1)	(2,516)	(2,174)	(8,833)	(9,414)
Less cash paid for taxes	(3)	(11)	(330)	(78)
Less cash paid for interest, net of capitalized interest	(3,614)	(3,394)	(14,289)	(14,038)
Adjusted Free Cash Flow	$ 7,186	$ 9,613	$ 26,987	$ 27,597

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	December 31, 2016
Term Loan B (1)	$113,000	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$477	5.50%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)    Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.